Exhibit 99.1

Telewest Communications plc Form of Proxy — Extraordinary General Meeting

(PLEASE COMPLETE THIS FORM IN BLOCK CAPITALS)

1039 - 001 - 6

This form of proxy, which relates to the resolution to be proposed at the Extraordinary General Meeting of shareholders of Telewest Communications plc (the “Company”) to be held at 10:00 a.m. (UK time) on 21 May 2004 at The Queen Elizabeth II Conference Centre, Broad Sanctuary, Westminister, London SW1P 3EE, should be read in conjunction with the accompanying Shareholders’ Circular and Prospectus dated 28 April 2004 (the “Shareholders’ Circular and Prospectus”).

I/We, being the holder(s) of ordinary shares and/or the holder(s) of limited voting shares in the Company, hereby appoint the Chairman of the meeting or failing him

[RULE BOX HERE]

as my/our proxy to vote in my/our names and on my/our behalf at the Extraordinary General Meeting of the Company to be held at 10:00 a.m. (UK time) on 21 May 2004 at The Queen Elizabeth II Conference Centre, Broad Sanctuary, Westminister, London SW1P 3EE and at any adjournment thereof and I/we direct the proxy to vote in respect of the resolution to be proposed at the meeting as indicated herein. This proxy is solicited on behalf of the board of directors of the Company.

Please indicate your vote by marking the appropriate box like this: [BLACK BOX HERE] in black ink. Then sign and date in the space below. If no specific direction as to voting is given, the proxy may vote or abstain at his, her or its discretion.

Ordinary resolution	For	Against
To approve the transfer by the Company of substantially all of its assets on the terms and conditions set out in the draft transfer agreement (as described in the Shareholders’ Circular and Prospectus).	[RULE BOX HERE]	[RULE BOX HERE]

Signed	Date
[RULE BOX HERE]	[RULE BOX HERE]
■	■

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EXTRAORDINARY GENERAL MEETING AT: The Queen Elizabeth II Conference Centre, Broad Sanctuary, Westminister, London SW1P 3EE

ON: 21 May 2004 at 10:00 a.m. (UK time)

If you wish to attend the meeting, please bring this card with you. You will be asked to produce it to authenticate your right to attend.

NOTES:

1	A shareholder entitled to attend and vote at the meeting may appoint one or more proxies to attend and, upon a poll, vote instead of him, her or it. A proxy need not be a shareholder of Telewest Communications plc. If you wish to appoint a person other than the Chairman as your proxy, insert the name and address of the person you wish to appoint in the space provided.
2	This form of proxy must be executed by the appointor or his/her duly constituted attorney or, if the appointor is a company, under its seal or under the hand of a duly authorised officer or attorney or other person authorised to sign.
3	In the case of joint holders, the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names of the holders stand in the register of members.
4	Any alteration to this form of proxy should be initialled.
5	To be effective, this form of proxy and any authority under which it is executed (or a notarially certified copy of each authority) must be deposited at Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6UU, not later than 10:00 a.m. (UK time) on 19 May 2004. Completion and return of this form of proxy will not preclude a shareholder from attending and voting in person at the meeting.
6	If this form of proxy is returned duly signed but without an indication as to how the proxy must vote on a particular resolution, the proxy will vote or abstain at his, her or its discretion. The proxy will also exercise discretion relating to voting (and whether or not the proxy abstains from voting) on any other business transacted at the meeting.This shows that e entitled to attend the Extraordinary General Meeting of British Energy plc to be held at the Sheraton Grand

RESPONSE LICENCE No. SEA7100	[GRAPHIC REMOVED HERE]

[GRAPHIC REMOVED HERE]

Lloyds TSB Registrars

The Causeway

Worthing

West Sussex

BN99 6UU

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LOCATION OF QUEEN ELIZABETH II CONFERENCE CENTRE	[MAP HERE]

By car A car park is available on Abingdon Street

By tube Westminster – District Line, Circle Line and Jubilee Line St James’s Park – District Line and Circle Line

By bus From Victoria – Stop E Towards Camberwell Green – No: 148 Towards Waterloo – No: 211 Alight at Westminster Station – Stop S

By rail Victoria Station